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                                                                    EXHIBIT 99.1

                              [Form of Proxy Card]

[CENTENNIAL LOGO]

PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Centennial Technologies, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:       CENT01   KEEP THIS PORTION FOR YOUR RECORDS
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                                                                           DETACH AND RETURN THIS PORTION ONLY

                            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
______________________________________________________________________________________________________________

CENTENNIAL TECHNOLOGIES, INC.

To the Stockholders of CENTENNIAL TECHNOLOGIES, INC.:

     The Special Meeting of Stockholders (together with all adjournments and postponements thereof, the "Special
Meeting") of CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation ("Centennial"), will be held on Monday, April 30,
2001, at 9:30 a.m., local time, at Goodwin Procter LLP, Conference Center, Exchange Place, Boston, Massachusetts
for the following  purposes:

VOTE ON PROPOSAL                                                                          FOR   AGAINST   ABSTAIN

1.   To adopt and approve the Agreement and Plan of Merger and Reorganization
     dated as of January 22, 2001, as amended from time to time, by and among             [ ]     [ ]       [ ]
     Solectron Corporation, a Delaware corporation, Centers Acquisition
     Corporation, a Delaware corporation and a wholly owned subsidiary of Solectron, and Centennial (as amended from time to time, the "Merger
     Agreement"), and to approve the merger contemplated by the Merger Agreement.

All stockholders are invited to attend the Special Meeting. Stockholders of record at the close of business on March 19, 2001, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Special Meeting. Holders of Common Stock and the holders of Series B Convertible Preferred Stock (on the basis of one vote for each share of Common Stock which would be issuable upon conversion of the Series B
Convertible Preferred Stock) as of the record date will have the right to vote on the above proposals.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN
THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR
THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR
STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                                       By Order of the Board of Directors

                                                       [Signature of Richard Pulsifer]

                                                       Richard J. Pulsifer
                                                       Vice President, Chief Financial Officer and Secretary

Wilmington, Massachusetts
March 22, 2001

__________________________________  __________      __________________________________   __________

__________________________________  __________      __________________________________   __________
Signature [PLEASE SIGN WITHIN BOX]  Date            Signature (Joint Owners)             Date

______________________________________________________________________________________________________________
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PROXY                                                                      PROXY

                               [CENTENNIAL LOGO]

                         CENTENNIAL TECHNOLOGIES, INC.

                SPECIAL MEETING OF STOCKHOLDERS - APRIL 30, 2001

The undersigned hereby appoints L. Michael Hone and Richard J. Pulsifer, and each of them, with full power to appoint his substitute and proxies, to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the Special Meeting of stockholders of Centennial Technologies, Inc. ("Centennial") referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTENNIAL. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, WHICH MAY COME BEFORE THE MEETING.